Exhibit 99.1

LightPath Technologies Announces CEO Retirement

Jim Gaynor, President and Chief Executive Officer, to Retire in June 2020

ORLANDO, FL – June 3, 2019 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading vertically integrated global manufacturer, distributor and integrator of proprietary optical and infrared components and high-level assemblies, announced today that Jim Gaynor intends to retire as President and Chief Executive Officer in June 2020 after more than 12 years with the Company. The Company’s Board of Directors has commenced its succession planning process.

Robert Ripp, Chairman of LightPath Technologies Inc., said, “Jim is LightPath’s longest serving CEO and has been instrumental in making the necessary changes to enhance the Company’s market acceptance and produce significant improvements to profitability and cash flow generation. Jim initiated global investments in new technologies and product innovations to position LightPath as a leading global provider of high quality, low cost array of visible lenses and infrared components across a variety of customers in diverse industry segments.

“In 2008, when Jim was appointed as President and CEO, LightPath’s revenues were $8.8 million. Under his leadership, our revenues grew to $32.5 million in fiscal 2018. The Board thanks Jim for his contributions.”

Jim Gaynor, CEO and President, said, "I am honored to have led LightPath during an exciting and challenging period in the Company's history and to have the support of such a dedicated team of employees as well as the support of the LightPath Board of Directors. The Company now has a diverse and broad set of products that serve multiple markets complimented by a world class set of manufacturing technologies. My announcement will provide the Company time and flexibility in managing the succession plan, and I look forward to supporting the Company during this transition."

Mr. Ripp continued, "The Board has been working with Jim and his executive team evaluating several restructuring initiatives: organizational changes to enhance efficiency/effectiveness; sales process changes; introducing product/portfolio management disciplines, as well identifying opportunities to align the Company's capabilities with high growth market segments. The overall objective of these initiatives is to cause the Company be more competitive by executing sales opportunities quicker and focusing the organization on accountability and profitability contributions. The LightPath Board of Directors is committed to implementing the necessary changes to improve the execution and culture of LightPath to be more competitive, increase profit margins, grow EPS and increase ROE to improve shareholder returns. Lightpath intends these restructuring initiatives to be part of its 2020 sales and financial plans. The Company will discuss these changes and our strategic financial goals as part of its 2019 year-end financial results.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading global, vertically integrated provider of optics, photonics and infrared solutions for the industrial, commercial, defense, telecommunications, and medical industries. LightPath designs, manufactures, and distributes proprietary optical and infrared components including molded glass aspheric lenses and assemblies, infrared lenses and thermal imaging assemblies, fused fiber collimators, and proprietary Black DiamondTM (“BD6”) chalcogenide-based glass lenses. LightPath also offers custom optical assemblies, including full engineering design support. The Company is headquartered in Orlando, Florida, with manufacturing and sales offices in Latvia and China.

LightPath’s wholly-owned subsidiary, ISP Optics Corporation, manufactures a full range of infrared products from high performance MWIR and LWIR lenses and lens assemblies. ISP’s infrared lens assembly product line includes athermal lens systems used in cooled and un-cooled thermal imaging cameras. Manufacturing is performed in-house to provide precision optical components including spherical, aspherical and diffractive coated infrared lenses. ISP’s optics processes allow it to manufacture its products from all important types of infrared materials and crystals. Manufacturing processes include CNC grinding and CNC polishing, diamond turning, continuous and conventional polishing, optical contacting and advanced coating technologies.

For more information on LightPath and its businesses, please visit www.lightpath.com.

Forward-Looking Statements

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to expand our presence in certain markets, future sales growth, continued improvements in our financial results,and implementation of new distribution channels. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Jim Gaynor, President & CEO
LightPath Technologies, Inc.
Tel: 407-382-4003
jgaynor@lightpath.com

Donald O. Retreage, Jr., CFO
LightPath Technologies, Inc.
Tel: 407-382-4003 x329
dretreage@lightpath.com

Jordan Darrow
Darrow Associates
Tel: 512-551-9296
jdarrow@darrowir.com

SOURCE: LightPath Technologies, Inc.

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